UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]
Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[X]	Soliciting Material Pursuant to §240.14a-12.

AT&T Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Explanatory Note

     On March 31, 2005, AT&T Corp. (the “Company”) made the following material available to its employees on the Company’s intranet. Certain telephone numbers and hyperlinks to employee-benefit materials available on the Company’s intranet have been redacted.

* * * * *

Additional Information.

In connection with the proposed transaction, on March 11, 2005, SBC Communications Inc. (“SBC”) filed a registration statement (File no.: 333-123283), including a preliminary proxy statement of AT&T Corp., with the Securities and Exchange Commission (the “SEC”). Investors and AT&T shareholders are urged to read the registration statement, including the preliminary proxy statement, and other materials (including the definitive proxy statement) when they are available because they contain important information. Investors may obtain free copies of the registration statement and proxy statement, as well as other filings containing information about SBC and AT&T Corp., without charge, at the SEC’s Internet site (http://www.sec.gov). These documents may also be obtained for free from SBC’s Investor Relations web site (www.sbc.com/investor_relations) or by directing a request to SBC Communications Inc., Stockholder Services, 175 E. Houston, San Antonio, Texas 78205. AT&T Corp.’s filings may be accessed and downloaded for free at the AT&T Investor Relations Web Site (www.att.com/ir/sec) or by directing a request to AT&T Corp., Investor Relations, One AT&T Way, Bedminster, New Jersey 07921.

SBC, AT&T Corp. and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from AT&T shareholders in respect of the proposed transaction. Information regarding SBC’s directors and executive officers is available in SBC’s proxy statement for its 2005 annual meeting of stockholders, dated March 11, 2005, and information regarding AT&T Corp.’s directors and executive officers is available in AT&T’s preliminary proxy statement included in the registration statement. Additional information regarding the interests of such potential participants will be included in the registration and proxy statement and the other relevant documents filed with the SEC when they become available.

Cautionary Language Concerning Forward-Looking Statements

This document contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act. Forward-looking statements are statements that are not historical facts and are generally identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates” and similar expressions. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions, statements regarding the benefits of the business combination transaction involving AT&T and SBC, including future financial and operating results and the plans, objectives, expectations and intentions of the combined. Such statements are based upon the current beliefs and expectations of the managements of AT&T and SBC and are subject to significant risks and uncertainties (many of which are difficult to predict and are generally beyond the control of AT&T and SBC) that may cause actual results to differ materially from those set forth in, or implied by, the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule; the failure of AT&T shareholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that may affect future results are contained in SBC’s and AT&T’s filings with SEC, which are available at the SEC’s Web site http://www.sec.gov. Other than as required by applicable law, AT&T disclaims any obligation to update and revise statements contained in this presentation based on new information or otherwise.

International Merger Q&A
Employee/HR-Related

The Q&A apply except where local country laws and/or provisions in individual employment agreements require otherwise. In such situations, AT&T shall comply with local country legal requirements and/or commitments made in employment contracts.

Q&A Posted 3-31-05

As an employee in international, will my contributions in the new company be valued?
It has been clear from the very first announcement of the proposed merger with SBC that the global element in our business is one of the key drivers of the deal — and that the combined company aims to be a global leader in communications services. Our international operations will form an important part of the value proposition of the combined company.

Compensation

Will employees still receive a 2004 bonus and salary merit increase?
Yes, as announced previously, qualified employees will receive a bonus for 2004 payable in March 2005 and a salary increase effective April 1, 2005.

Will there be a 2005 bonus plan?
Yes, the 2005 bonus plan, which would be payable in 2006 for qualified employees if we meet our targets, has been announced. Details on the plan can be found at [intranet link redacted].

What happens to the 2005 annual bonus if the merger closes in 2005?
If the merger closes in 2005, the 2005 Management Bonus Plan would be funded on a prorated basis at the greater of target or actual company performance against the plan metrics.

What happens to the 2005 annual bonus if the merger closes in 2006?
If the merger closes in 2006, there is no anticipated impact to the process or timing to determine 2005 bonus payments — which are expected to be paid on March 15, 2006, to employees who are on the AT&T payroll on Dec. 31, 2005, and meet other eligibility criteria.

What happens to any AT&T stock options?
At the time the merger closes, any unvested and outstanding AT&T stock option that was granted to you before Feb. 1, 2005, would become fully vested and exercisable as provided in the award agreement. If any options are granted to you on or after Feb. 1, 2005, they will vest and become exercisable in accordance with their regular terms as provided in the award agreement. Also, when the merger closes, each of your outstanding options to purchase AT&T common stock, whether vested or unvested, will be converted into an option to purchase shares of SBC Communications Inc. common stock. The formula for converting your AT&T stock options into SBC stock options and other relevant information will be provided prior to the closing of the merger.

What happens to any unvested AT&T restricted stock unit (RSU) award?

At the time the merger closes, any unvested and outstanding AT&T restricted stock unit award, granted on or before Feb. 3, 2005, would become free of all restrictions, limitations or conditions and become fully vested and converted into the right to receive SBC common stock. The formula for converting your AT&T restricted stock unit award into the right to receive SBC common stock and any other relevant information will be provided prior to the closing of the merger. If any AT&T restricted stock unit awards are granted to you after Feb. 3, 2005, they will vest in accordance with their regular terms as provided in the award agreement.

Change in Control

What is “Change in Control” and how does it affect benefit plans?
In general, a Change in Control relates to a significant change in the ownership and/or control of the Company, subject to certain exceptions. Some of AT&T’s compensation and benefit plans include special provisions in the event a Change in Control occurs. These include, but are not limited to, the U.S. AT&T Pension Plan, the AT&T Long Term Incentive Plan, and the U.S. AT&T Separation Plan.

Do the ‘Change in Control’ provisions apply to international employees?
The CIC provisions included in the AT&T Long Term Incentive Plans do apply to international employees. The implications of CIC on severance for international employees are under review to see what is appropriate and permissible. Information about this will be shared when that determination is finalized.

Legal Entities

If we do become part of SBC, will we become part of the U.S. Company or will there be separate companies globally registered in different countries (i.e., different legal entities as we have today)?
The implications of the merger on our current international legal entities structure will be determined by SBC after close, subject to the laws and regulations of individual countries where the legal entities reside. But we do not foresee any reason for a material change in the country level construct of legal entities within the new company.

In the UK there is a piece of Employment Legislation called Transfer of Undertakings (PL699 Rev 6) (Protection of Employment) Regulations

otherwise known as TUPE. Can you please confirm whether or not the AT&T/SBC merger will be adhering to the UK TUPE regulations?
As the AT&T/SBC merger is a share acquisition, there will be no transfer of undertaking as contemplated under TUPE. Employees will remain employed by the same entity under the same terms and conditions.

Terms and Conditions

Would our employee rights be different depending on where our company was registered or would we still be treated under current countries’ employment rules?
Employment rights are governed by the laws and regulations of country of employment. As such, we do not foresee any change in employment rights as a result of this transaction.

Will the AT&T pension plans continue after the merger?
The AT&T pension plans will not change as a result of the merger agreement. Individuals currently receiving pensions can be confident that there will be no disruption in receiving their monthly pension annuities from AT&T in accordance with the terms of AT&T’s pension plans. Any decisions regarding the pension plans after the merger closes will be made by SBC, subject to the commitments discussed above and to the rights under relevant statutory provisions and Works Councils and union provisions.

What are the constraints around communications with respect to the merger and how does this affect interaction with Works Councils?
U.S. securities laws provide comprehensive guidelines regarding information that can and cannot be shared — both within the company and externally. AT&T and SBC are both interested in a smooth transition before and after the closing of the merger. We value the input from employee representative bodies and open communications are critical to the success of the transition process. Information will be shared in adherence to the U.S. legal guidelines.

Will AT&T employees’ length of service be recognized in SBC’s compensation and benefit plans if they become SBC employees? Or would they be considered “new hires?”
Any decisions on compensation and benefit plans after the close will be made by SBC, subject to provisions of the merger agreement and local laws and relevant employment regulations. AT&T cannot speculate as to any changes after the close, nor can AT&T comment on provisions contained in SBC’s compensation and benefit plans. However, under the merger agreement, SBC has agreed that AT&T service will be credited for eligibility, vesting and benefit accrual under SBC’s compensation and benefit plans if employees become covered under those plans. AT&T service, however, will not be recognized for benefit accrual in SBC defined benefit pension or retirement plans, should employees become participants in those.

If an employee joined AT&T through the IBM acquisition or the Concert transaction will their prior service be recognized by SBC?
To the extent that employees have certain service recognized under AT&T compensation and benefit programs today as a result of a previous business transaction, such service will be recognized should employees become covered under SBC’s compensation and benefit programs — to the same extent it was recognized by AT&T.

Will employee discounts be available outside the U.S. and what will they be?
AT&T cannot speculate as to the type of employee discounts and their availability after the close. These decisions will be made by SBC. Relevant information around these types employee benefits will be provided by SBC when available.

Job Security

News reports have stated that the merger of the two companies is expected to result in an annual cost savings of $2 billion. Where will that savings come from and will further headcount reductions result?
Almost all of the synergies are expected to come from reduced costs over and above expected cost improvements from the companies’ ongoing productivity initiatives.

•	Nearly half of the total net synergies are expected to come from network operations and IT, as facilities and operations are consolidated.

•	Approximately 25 percent are expected to come from the combined business services organizations, as sales and support functions are combined.

•	About 10 to 15 percent of the synergies are expected to come from eliminating duplicate corporate functions.

•	Approximately 10 to 15 percent of expected synergies come from revenues, as the combined company migrates service offerings to new customer segments.

What are the staffing implications to international following the merger with SBC? Do we know if further job cuts in the international community are planned post-merger?

Any decisions on staffing in the new organization after the close will be made by SBC, subject to provisions of the merger agreement. AT&T cannot speculate as to any changes after the close.

Will there be a voluntary separation offer — or any other incentive (such as an enhanced separation package) — for international AT&T employees to leave the company before the merger closes?
At the present time, there are no specific plans for across-the-board offers of this nature as a result of merger.

Is there a freeze on hiring and promotions between now and the close?
No, not at this time. We can allow for new hires and promotions, as long as they’re in the ordinary course of business and consistent with past practice. Business leaders will continue to review the business need on all staffing decisions.

Miscellaneous

Does the merger affect the Sales targets for 2005?
No. 2005 Sales targets will not be changed as a result of the merger agreement. It is business as usual and the merger news should not distract us from meeting our commitments for sales/revenue under the 2005 business plan.

Where can I find more information about my compensation and benefits?
You can use the following telephone numbers and Web links as resources:

AT&T/SBC Merger Update Web site:

Updated Q&A, Webcast archives, news releases, key events
[intranet link redacted]

AT&T Stock Options/AT&T Restricted Stock Units:

Record keeper — [number redacted] (international number)
[intranet link redacted]

1997 Long Term Incentive Plan (LTIP) — CIC provisions in Section 11
[intranet link redacted]

2004 Long Term Incentive Plan (LTIP) — CIC provisions in Section 11
[intranet link redacted]

General information about RSU and stock option grants
[intranet link redacted]

Additional Information.

In connection with the proposed transaction, on March 11, 2005, SBC Communications Inc. (“SBC”) filed a registration statement (File no.: 333-123283), including a preliminary proxy statement of AT&T Corp., with the Securities and Exchange Commission (the “SEC”). Investors and AT&T shareholders are urged to read the registration statement, including the preliminary proxy statement, and other materials (including the definitive proxy statement) when they are available because they contain important information. Investors may obtain free copies of the registration statement and proxy statement, as well as other filings containing information about SBC and AT&T Corp., without charge, at the SEC’s Internet site (http://www.sec.gov). These documents may also be obtained for free from SBC’s Investor Relations web site (www.sbc.com/investor_relations) or by directing a request to SBC Communications Inc., Stockholder Services, 175 E. Houston, San Antonio, Texas 78205. AT&T Corp.’s filings may be accessed and downloaded for free at the AT&T Investor Relations Web Site (www.att.com/ir/sec) or by directing a request to AT&T Corp., Investor Relations, One AT&T Way, Bedminster, New Jersey 07921.

SBC, AT&T Corp. and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from AT&T shareholders in respect of the proposed transaction. Information regarding SBC’s directors and executive officers is available in SBC’s proxy statement for its 2005 annual meeting of stockholders, dated March 11, 2005, and information regarding AT&T Corp.’s directors and executive officers is available in AT&T’s preliminary proxy statement included in the registration statement. Additional information regarding the interests of such potential participants will be included in the registration and proxy statement and the other relevant documents filed with the SEC when they become available.

Cautionary Language Concerning Forward-Looking Statements

This document contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act. Forward-looking statements are statements that are not historical facts and are generally identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates” and similar expressions. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions, statements regarding the benefits of the business combination transaction involving AT&T and SBC, including future financial and operating results and the plans, objectives, expectations and intentions of the combined. Such statements are based upon the current beliefs and expectations of the managements of AT&T and SBC and are subject to significant risks and uncertainties (many of which are difficult to predict and are generally beyond the control of AT&T and SBC) that may cause actual results to differ materially from those set forth in, or implied by, the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule; the failure of AT&T shareholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that may affect future results are contained in SBC’s and AT&T’s filings with SEC, which are available at the SEC’s Web site http://www.sec.gov. Other than as required by applicable law, AT&T disclaims any obligation to update and revise statements contained in this presentation based on new information or otherwise.